EXHIBIT 99.4o


                                     [LOGO]

NORTHERN LIFE INSURANCE COMPANY                                    {HOME OFFICE:
A Stock Company                                                   P.O. Box 12530
1501 4th Avenue                                          Seattle, WA 98111-4530}
Suite 1000                                            {RELIASTAR SERVICE CENTER:
Seattle, WA 98101-3620                                             P.O. Box 5050
                                                 Minot, North Dakota 58702-5050}

                      RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to {Northern Life Insurance Company, P.O. Box 12530, Seattle, WA 98111-4530, or Reliastar Service Center, P.O. Box 5050, Minot, North Dakota 58702-5050}. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. As soon as you return it, we will consider it void from the start. When these conditions are met, we will refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.

                                     NOTICE


ANNUITY PAYOUTS AND CONTRACT VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

This contract is a legal contract between you and Northern Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.


      /s/ Susan M. Bergen                     /s/ Michael J. Dubes

           Secretary                               President


              FLEXIBLE PREMIUM INDIVIDUAL DEFERRED ANNUITY CONTRACT
                                Nonparticipating
                       VARIABLE AND/OR FIXED ACCUMULATION
                  VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS


Form No. 13076 7-99

TABLE OF CONTENTS
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                                                                   PAGE
                                                                   ----

             Section     1    Definitions                             3
             Section     2    The Contract                            5
             Section     3    Purchase Payments                       6
             Section     4    Fixed Account                           7
             Section     5    Variable Account                        8
             Section     6    Reallocations of Contract Value        12
             Section     7    Withdrawals                            15
             Section     8    Annuity Benefits                       20
             Section     9    General Provisions                     26
             Section    10    Payments at Death                      29
             Section    11    Restrictions on Distributions          31
             Section    12    Loans                                  33
             Section    13    Amendment and Disclaimer               35
             Section    14    Termination                            36



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Additional benefits, if any, are listed on the Contract Data Page(s).
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Form No. 13076 7-99
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                               CONTRACT DATA PAGE
              FLEXIBLE PREMIUM INDIVIDUAL DEFERRED ANNUITY CONTRACT



PURCHASE PAYMENTS:
         Minimum Initial or Subsequent Lump Sum Purchase Payment       $5,000.00
         Minimum Periodic Payment(s)                                      $50.00

Purchase Payments are allocated to the Fixed Account and Separate Account One (Variable Account) as shown below unless changed as provided in this contract:


VARIABLE ACCOUNT
SUB-ACCOUNTS                                                  INITIAL ALLOCATION
NORTHSTAR GALAXY TRUST
         Emerging Growth Portfolio                                            0%
         Research Enhanced Index Portfolio                                    0%
         Growth + Value Portfolio                                             0%
         High Yield Bond Portfolio                                            0%
         International Value Portfolio                                        0%

FIDELITY VARIABLE INSURANCE PRODUCT FUND
         VIP Money Market Portfolio                                           0%
         VIP Growth Portfolio                                                 0%
         VIP Equity-Income Portfolio                                          0%

FIDELITY VARIABLE INSURANCE PRODUCT FUND II
         VIP II Investment Grade Bond Portfolio                               0%
         VIP II Asset Manager: Growth Portfolio                               0%
         VIP II Index 500 Portfolio                                           0%
         VIP II Contrafund Portfolio                                          0%

FIDELITY VARIABLE INSURANCE PRODUCT FUND III
         VIP III Growth Opportunities Portfolio                               0%

THE ALGER AMERICAN FUND
         ALGER AMERICAN Small Capitalization Portfolio                        0%
         ALGER AMERICAN Growth Portfolio                                      0%
         ALGER AMERICAN MidCap Growth Portfolio                               0%
         ALGER AMERICAN Leveraged AllCap Portfolio                            0%


Form No. 13076 7-99                                                            A

SUB-ACCOUNTS (CONTINUED)                                      INITIAL ALLOCATION
JANUS ASPEN SERIES
         Aggressive Growth Portfolio                                          0%
         Growth Portfolio                                                     0%
         International Growth Portfolio                                       0%
         Worldwide Growth Portfolio                                           0%

OCC ACCUMULATION TRUST
         Managed Portfolio                                                    0%
         Small Cap Portfolio                                                  0%
         Equity Portfolio                                                     0%
         Global Equity Portfolio                                              0%

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
         Partners Portfolio                                                   0%
         Limited Maturity Bond Portfolio                                      0%
         Socially Responsive Portfolio                                        0%

FIXED ACCOUNT
         Fixed Account A                                                      0%
         Fixed Account B                                                      0%
         Fixed Account C                                                      0%
         -----------------------------------------------------------------------
         Total Allocation                                                   100%


         ---------------------------------------------------------------
                             TABLE OF WITHDRAWAL CHARGES
         ---------------------------------------------------------------
               CONTRACT YEAR OF                  WITHDRAWAL CHARGE AS
           TOTAL/PARTIAL WITHDRAWAL               PERCENTAGE OF EACH
            MINUS CONTRACT YEAR OF                 PURCHASE PAYMENT
               PURCHASE PAYMENT
         ---------------------------------------------------------------
                      0                                  7%
         ---------------------------------------------------------------
                      1                                  7%
         ---------------------------------------------------------------
                      2                                  6%
         ---------------------------------------------------------------
                      3                                  5%
         ---------------------------------------------------------------
                      4                                  4%
         ---------------------------------------------------------------
                      5                                  2%
         ---------------------------------------------------------------
                      6+                                zero
         ---------------------------------------------------------------
          Twelve years from the original Issue Date, the withdrawal fee will go to zero regardless of the table above.
         ---------------------------------------------------------------

OTHER CHARGES:
         Mortality Risk Charge:                .85% of the daily net asset value
         Expense Risk Charge:                  .40% of the daily net asset value
         Administrative Charge:                .15% of the daily net asset value
         Annual Contract Charge:                                             $30

                                 OWNER: John Doe
                          ISSUE DATE: December 1, 1999
                            CONTRACT NO.: VA00123456


Form No. 13076 7-99                                                            B
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SECTION 1    DEFINITIONS
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ACCUMULATION UNIT               A unit of measure used to determine the Variable
                                Account Contract Value.

ANNUITANT                       The person whose life determines the annuity
                                payouts payable under the contract at the Start
                                Date. The Owner is always the Annuitant unless an Owner's surviving spouse or former spouse is the Annuitant.

ANNUITY PAYOUT DATE             The first business day of any calendar month in
                                which a Fixed or Variable Annuity Payout is made under the contract.

ANNUITY UNIT                    A unit of measure used to determine the amount
                                of a Variable Annuity Payout after the first annuity payout.

BENEFICIARY                     The person(s) named by you to receive any
                                payments after your death.

CODE The Federal Internal Revenue Code of 1986 (IRC), as amended.

CONTINGENT BENEFICIARY          The person(s) you name to become the Beneficiary
                                if the Beneficiary dies.

CONTRACT ANNIVERSARY            The same day and month as the Issue Date each
                                year that this contract remains in force.

CONTRACT EARNINGS               On any Valuation Date, the Contract Value,

                                        PLUS the aggregate Purchase Payments
                                             withdrawn up to that date,

                                        LESS the aggregate Purchase Payments
                                             made up to that date.

CONTRACT VALUE                  The sum of the Fixed Account Contract Value (as
                                defined in Section 4D),

                                        PLUS the Variable Account Contract Value
                                             (as defined in Section 5D) on a
                                             Valuation Date,

                                        LESS prior withdrawals (including early
                                             withdrawal charges),

                                        LESS applicable taxes, and

                                        PLUS all interest earned.

CONTRACT YEAR                   Each 12-month period starting with the Issue
                                Date and each Contract Anniversary after that.

DISTRIBUTEE                     You or your surviving spouse as Beneficiary or
                                your former spouse as alternate Payee under a qualified domestic relations order (QDRO) within the meaning of IRC Section 414(p), as applicable.


Form No. 13076 7-99                                                            3
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SECTION 1    DEFINITIONS (CONTINUED)
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FIXED ACCOUNT                   One or more accounts under this contract that
                                guarantee both principal and interest. The Fixed Accounts are held in our General Account. We have complete ownership and control of the assets in the General Account.

FIXED ANNUITY PAYOUT            A series of periodic payments to the Payee which
                                do not vary in amount. The principal and interest amounts are guaranteed. These payments are made from the General Account.

FUND Any open-end management investment company (or portfolio thereof) or any unit investment trust (or series thereof) listed on the Contract Data Page(s) on the Issue Date or thereafter made available.

GENERAL ACCOUNT                 Our assets other than those allocated to the
                                Variable Account or any other separate account.

HOME OFFICE                     Northern Life Insurance Company at our home
                                office in Seattle, Washington, or our
                                administrative office in Minot, North Dakota.

IRREVOCABLE BENEFICIARY         The Irrevocable Beneficiary cannot be removed as
                                Beneficiary without his or her consent.

                                The Irrevocable Beneficiary must also consent to any full or partial withdrawal or ownership change that the Owner wishes to make.

OUTSTANDING LOAN BALANCE        The total of all existing loans,

                                        PLUS any accumulated loan interest,

                                        LESS any loan repayments.

OWNER (YOU, YOUR)               The person named on the Application and the
                                Contract Data Page(s) to hold this contract and to exercise all rights and privileges under it.

PAYEE The person to receive payments under a Fixed or Variable Annuity Payout. Only the Annuitant or a Beneficiary may be the Payee.

PURCHASE PAYMENTS               These include periodic, single lump sum,
                                rollover, and transfer payments paid to us on your behalf, less applicable premium taxes, if any, as required by law.

REQUIRED DISTRIBUTION DATE      The first day of April of the year following the
                                year in which you reach age 70 1/2or later if permitted by law or regulation.

START DATE                      The date on which the entire Contract Value is
                                used to purchase a Fixed and/or Variable Annuity
                                Payout. As required by law, the Start Date will not be earlier than the date on which you reach age 59 1/2, unless you meet a permitted exception.


Form No. 13076 7-99                                                            4
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SECTION 1    DEFINITIONS (CONTINUED)
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SUB-ACCOUNT                     A subdivision of the Variable Account.

                                Each Sub-Account's assets are invested
                                exclusively in one of the Funds.

                                The Sub-Accounts available on the Issue Date and the percentage of Purchase Payments you have allocated to each Sub-Account on the Issue Date are shown on the Contract Data Page(s).

                                Other Sub-Accounts may be available after the Issue Date.

VALUATION DATE                  Each day on which the New York Stock Exchange
                                (NYSE) is open for business, except for a day that a Sub-Account's corresponding Fund does not value its shares. The NYSE is currently closed weekends and specified holidays.

VALUATION PERIOD                The time between a Valuation Date and the next
                                Valuation Date.

VARIABLE ACCOUNT                A separate investment account of ours,
                                identified on the Contract Data Page(s), which has been established under the State of Washington insurance laws and is divided into Sub-Accounts.

VARIABLE ANNUITY PAYOUT         A series of periodic payments to the Payee
                                varying in amount based on the investment performance of the Variable Account Sub-Accounts under this contract.

WE, US, OUR                     Northern Life Insurance Company at its Home
                                Office in Seattle, Washington and its
                                administrative office in Minot, North Dakota.

WRITTEN, IN WRITING             A written request or notice signed, dated, and
                                received at an address designated by us in a form we accept. You may ask us for the forms.

SECTION 2    THE CONTRACT
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A.   THE CONTRACT
                                The entire contract is the contract; the Contract Data Page(s); the application; and attached endorsements.

                                Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties.

                                Only statements found in the attached
                                application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.

B.   MODIFICATION OF CONTRACT
                                Only our President or Secretary may change this contract on our behalf. No agent or any other person may change this contract. Any change must be in writing.


Form No. 13076 7-99                                                            5
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SECTION 3    PURCHASE PAYMENTS
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A.   GENERAL
                                Purchase Payments must be in cash or a cash equivalent and are payable at our Home Office.

                                We consider any payment we receive to be a Purchase Payment unless you tell us that it is a loan repayment.

                                You may make Purchase Payments at any time before the Start Date while the contract is in force.

                                The initial Purchase Payment must equal or exceed the minimum as shown on the Contract Data Page(s).

                                On a non-discriminatory basis, we may choose not to accept an additional Purchase Payment if:

                                1.      It is less than:

                                        a.      A minimum lump sum Purchase
                                                Payment in the amount of $5,000;
                                                or

                                        b.      A minimum periodic payment in
                                                the amount of $50.00; or

                                2. The additional Purchase Payment plus the Contract Value at the next Valuation Date exceeds $1,000,000.

B.   TRANSFERS AND ROLLOVERS
                                Purchase Payments that are transfers or
                                rollovers must be from another tax-sheltered annuity or custodial account for regulated investment company stock that qualifies under
                                Section 403(b) of the Code.

C.   ALLOCATION OF
     PURCHASE PAYMENTS
                                You specified the initial allocation of Purchase Payments on your application for this contract. This allocation is shown on the Contract Data Page(s). The allocation of future Purchase Payments will remain the same unless you change it.

                                You may change the percentage allocation between or among available Sub-Accounts and the Fixed Accounts at any time by giving us written notice. The change is subject to any limitations on the number of Funds available through each contract.

                                Changes in the allocation will not be effective until the date we receive your notice and will only affect Purchase Payments we receive after that date.

                                The allocation may be 100% to any account or may be divided between the accounts in whole percentage points, totaling 100%.

                                Reallocations of the Contract Value are governed by Section 6.


Form No. 13076 7-99                                                            6
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SECTION 4    FIXED ACCOUNT
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A.   GENERAL
                                The Fixed Account consists of Fixed Accounts A, B and C.

                                Purchase Payments allocated, and Contract Value reallocated, to the Fixed Accounts will be credited with interest at rates we determine from time to time.

                                The rate will never be less than an effective annual interest rate of three percent.

B.   INTEREST CREDITING

     1.   GENERAL
                                We may credit interest in excess of the
                                guaranteed rate of three percent.

     2.   INTEREST RATE IN
          EFFECT
                                Any interest rate in effect when an amount is allocated or reallocated to the Fixed Account is guaranteed for 12 months after it is received.

                                All amounts in the Fixed Account after the end of the year referenced above, are credited with excess interest at the rates in effect for the then current 12-month period.

                                There may be more than one interest rate in effect at any time for Fixed Accounts A, B or C.

                                While this contract is in force, interest rates declared for Fixed Account A will not be more than the interest rates declared for Fixed Account B.

                                The interest rate for Fixed Account C may be higher than Fixed Account A or B.

     3.   FACTORS DETERMINING
          INTEREST RATE
                                In setting interest rates, we consider many factors, including, but not limited to: investment yield rates, taxes, and contract persistency.

     4.   TIMING OF
          INTEREST CREDITING
                                We will credit interest to the Fixed Account
                                Contract Value beginning on the date we receive your Purchase Payment or reallocation until it is withdrawn or otherwise reallocated. Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective annual interest rates.


Form No. 13076 7-99                                                            7
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SECTION 4    FIXED ACCOUNT (CONTINUED)
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     5.   EFFECT OF LOANS ON
          INTEREST RATES
                                We will continue to credit interest on any part of the Fixed Account A Contract Value that is used as security for a loan from us.

                                The interest credited to the part of Fixed
                                Account A Contract Value represented by the loan may be less than that credited to the rest of the Fixed Account Contract Value.

                                Taking a loan may also affect the rate of interest credited in the future to Fixed Account A Contract Value, either up or down.

C.   FIXED ACCOUNT C
                                Fixed Account C is provided as a vehicle for dollar cost averaging to any of the Sub-Accounts.

                                The Minimum Purchase Payment for Fixed Account C is $5,000.

D.   FIXED ACCOUNT CONTRACT
     VALUE
                                The Fixed Account Contract Value on any
                                Valuation Date is:

                                1.      The sum of your Purchase Payment(s)
                                        allocated to Fixed Accounts A, B and C;

                                2. PLUS any reallocations from the Variable Account to Fixed Accounts A and B;

                                3. PLUS interest credited to Fixed Accounts A, B and C;

                                4. LESS any previous partial withdrawals, amounts applied to purchase partial annuity payouts, and the Annual Contract Charges applied to the Fixed Account;

                                5. LESS any previous reallocations to the Variable Account; and

                                6.      LESS premium tax deducted, if any.

SECTION 5    VARIABLE ACCOUNT
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A.   GENERAL
                                The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.

                                We have complete ownership and control of the assets in the Variable Account. These assets are held separately from our other assets and are not part of our General Account.

                                The portion of the assets of the Variable
                                Account equal to the reserves, and other contract liabilities of the Variable Account, are not chargeable with liabilities from any other business that we may conduct.


Form No. 13076 7-99                                                            8
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SECTION 5    VARIABLE ACCOUNT (CONTINUED)
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                                The income, gains and losses, realized or
                                unrealized, from assets allocated to the Variable Account will be credited to, or charged against, the Variable Account, without regard to our other income, gains, or losses.

B.   SUB-ACCOUNTS
                                The Variable Account is divided into
                                Sub-Accounts, some of which are available under the contract. Each Sub-Account that is available under this contract invests in shares of a Fund. Funds initially available are set forth on the Contract Data Page(s).

                                Shares of a Fund will be purchased and redeemed for a Sub-Account at their net asset value.

                                We will reinvest the net asset value of the income, dividends, and gains, distributed from shares of a Fund, in additional shares of that Fund.

                                The Fund prospectuses define the net asset value and describe the Funds.

                                The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Funds in which your selected Sub-Accounts are invested.

                                We do not guarantee the investment performance of the Funds. You bear the full investment risk for amounts applied to the Sub-Accounts.

C.   ACCUMULATION UNITS
                                Purchase Payments received under this contract and allocated to, and any amounts reallocated to, the Variable Account will be credited in the form of Accumulation Units. To find the number of Accumulation Units:

                                1.      DIVIDE the amount of the Purchase
                                        Payment allocated to, or any amount
                                        reallocated to, the Sub-Account,

                                2. BY the value of an Accumulation Unit for that Sub-Account on the next Valuation Date.

                                To find the number of Accumulation Units cancelled upon withdrawal, or reallocation, from a Sub-Account:

                                1.      DIVIDE the amount withdrawn or
                                        reallocated,

                                2. BY the Accumulation Unit value on the next Valuation Date.

                                Each Accumulation Unit value is set at $10 when the Sub-Account first purchases investment shares.


Form No. 13076 7-99                                                            9
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SECTION 5    VARIABLE ACCOUNT (CONTINUED)
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                                Subsequent values on any Valuation Date are
                                equal to:

                                1.      The previous Accumulation Unit value;

                                2. MULTIPLIED by the net investment factor for that Sub-Account for the Valuation Date.

D.   VARIABLE ACCOUNT
     CONTRACT VALUE
                                The Variable Account Contract Value is the total of the values of your interest in each

                                Sub-Account. Each Sub-Account is equal to:

                                1.      The number of Accumulation Units;

                                2.      MULTIPLIED by the Accumulation Unit
                                        value.

                                The Variable Account Contract Value will vary from Valuation Date to Valuation Date.

E.   NET INVESTMENT FACTOR
                                The net investment factor is an index number which reflects charges to this contract and the investment performance during a Valuation Period of the Fund in which a Sub-Account is invested.

                                If the net investment factor is greater than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.

                                The net investment factor for a Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where:

                                1.      Is the net result of:

                                        a.      The net asset value per share of
                                                the Fund shares held in the Sub-
                                                Account, determined at the end
                                                of the current Valuation Period;

                                        b.      PLUS the per share amount of any
                                                dividend or capital gain
                                                distributions made on the Fund
                                                shares held in the Sub-Account
                                                during the current Valuation
                                                Period;

                                        c.      PLUS a per share credit or LESS
                                                a per share charge for any taxes
                                                reserved which we determine to
                                                have resulted from the
                                                operations of the Sub-Account
                                                and to be applicable to this
                                                contract.

                                2.      Is the net result of:

                                        a.      The net asset value per share of
                                                the Fund shares held in the
                                                Sub-Account, determined at the
                                                end of the last prior Valuation
                                                Period;

                                        b.      PLUS a per share credit; or


Form No. 13076 7-99                                                           10
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SECTION 5    VARIABLE ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------
                                        c.      LESS a per share charge for any
                                                taxes reserved for the last
                                                prior Valuation Period which we
                                                determine to have resulted from
                                                the investment operations of the
                                                Sub-Account and to be applicable
                                                to this contract.

                                3.      Is a daily factor representing the
                                        Mortality Risk Charge, the Expense Risk
                                        Charge, and the Administrative Charge
                                        adjusted for the number of days in the
                                        period. The charges are shown on an
                                        annual basis on the Contract Data
                                        Page(s).

F.   MORTALITY RISK CHARGE
                                The Mortality Risk Charge pays us for assuming the mortality risk under this contract.

                                This charge is included in the calculation of the net investment factor and is shown on the Contract Data Page(s).

G.   EXPENSE RISK CHARGE
                                The Expense Risk Charge pays us for guaranteeing that we will not increase the Annual Contract Charge or the Administrative Charge even though our cost of administering this contract and the Variable Account may increase.

                                This Expense Risk Charge is included in the calculation of the net investment factor. It is shown on the Contract Data Page(s).

H.   ADMINISTRATIVE CHARGE AND
     ANNUAL CONTRACT CHARGE
                                The Administrative Charge and the Annual
                                Contract Charge shown on the Contract Data
                                Page(s) pay us for the administrative expenses of the contract.

                                The Administrative Charge is included in the calculation of the net investment factor.

                                The Annual Contract Charge will be deducted from the Contract Value on each Contract Anniversary before the Start Date.

                                We make the deduction from the Fixed Account and the Variable Account on a basis that reflects each account's proportionate percentage of the unloaned Contract Value.

                                If you request a full withdrawal of this contract on other than the Contract Anniversary, the Annual Contract Charge will be deducted at the time of the withdrawal.


Form No. 13076 7-99                                                           11
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SECTION 5    VARIABLE ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------
I.   RESERVED RIGHTS
                                We reserve the right, if permitted by applicable law, to:

                                1.      Create new variable accounts;

                                2. Combine variable accounts, including the Variable Account;

                                3. Remove, add, or combine Sub-Accounts and make the new Sub-Accounts available to contract Owners at our discretion;

                                4.      Substitute shares of one Fund for
                                        another;

                                5.      Reallocate assets of the Variable
                                        Account, which we determine to be
                                        associated with the class of contracts
                                        to which this contract belongs, to
                                        another variable account.

                                        (If this type of reallocation is made,
                                        the term "Variable Account" as used in
                                        this contract will then mean the
                                        variable account to which the assets
                                        were reallocated);

                                6. De-register the Variable Account under the Investment Company Act of 1940, if registration is no longer required;

                                7.      Make any changes required by the
                                        Investment Company Act of 1940;

                                8.      Operate the Variable Account as a
                                        management investment company under the
                                        Investment Company Act of 1940, or any
                                        other form permitted by law;

                                9.      Restrict or eliminate any voting
                                        privileges of contract Owners or other
                                        persons who have voting privileges as to the Variable Account; and

                                10. Waive the Annual Contract Charge if the Contract Value meets specified conditions, for example:

                                        a.      If the Contract Value exceeds
                                                $25,000, or

                                        b.      If you make minimum
                                                contributions of at least $5,000
                                                (net of withdrawals) per year.

SECTION 6    REALLOCATIONS OF CONTRACT VALUE
--------------------------------------------------------------------------------
A.   GENERAL
                                You may reallocate Contract Value between or among Sub-Accounts, from one or more Sub-Accounts to the Fixed Account, and from the Fixed Account to one or more Sub-Accounts, subject to certain limitations. Subject to the restrictions in Section 6B, we make a reallocation:


Form No. 13076 7-99                                                           12

--------------------------------------------------------------------------------
                                1.      On the next Valuation Date after we
                                        receive your written instructions
                                        requesting the reallocation; or

                                2. As of a Valuation Date you request which occurs thereafter.

                                Reallocations are subject to the availability of Sub-Accounts.

                                On a non-discriminatory basis, we reserve the right to:

                                1. Impose a charge of up to $25 for each reallocation of Contract Value;

                                2.      Limit the number of reallocations you
                                        can make;

                                3. Establish minimum and maximum amounts for reallocations; and

                                4.      Reallocate the entire Contract Value
                                        remaining in a Sub-Account or any Fixed
                                        Account in the event that a reallocation request would bring such remaining Contract Value below a specified amount.

                                Allocation of Purchase Payments is governed by
                                Section 3.

B.   REALLOCATIONS FROM
     FIXED ACCOUNT
                                Before the Start Date, the part of Fixed Account A Contract Value that is not serving as security for a loan may be reallocated at any time to Fixed Account B Contract Value or to the Variable Account.

                                Before the Start Date, you may request in writing the reallocation of part of Fixed Account B to the Variable Account or to Fixed Account A under the following conditions:

                                1. You may only reallocate Contract Value during the reallocation period that begins 30 days before and ends 30 days after each Contract Anniversary. Only one reallocation is allowed during each reallocation period;

                                2.      We must receive the request to
                                        reallocate no more than 30 days before
                                        the start of the reallocation period and not later than 10 days before the end of the reallocation period;

                                3.      You may not reallocate more than the
                                        greater of $1,000 or 25% of Fixed
                                        Account B Contract Value. If the Fixed
                                        Account B Contract Value is less than
                                        $1,000 after the reallocation, the full
                                        Fixed Account B Contract Value must be
                                        reallocated; and


Form No. 13076 7-99                                                           13

--------------------------------------------------------------------------------
                                4. You must reallocate at least $250 or the total Fixed Account B Contract Value, if less.

                                We reserve the right to permit reallocations in excess of these limits on a non-discriminatory basis.

C.   FIXED ACCOUNT C REALLOCATIONS

     1.   REQUIREMENTS
                                Reallocations from Fixed Account C to the
                                Variable Account must begin within 30 days from receipt of the Purchase Payment.

                                They will be in substantially equal payments over a period of 12 months.

                                You may change the Variable Sub-Account(s) receiving Fixed Account C reallocations by giving us written notice prior to the Reallocation Date.

                                Only one reallocation of Fixed Account C will take place at any one time.

                                If additional Purchase Payment(s) are received for allocation to Fixed Account C:

                                1. The balance of Fixed Account C will be adjusted to reflect the subsequent payment(s); and

                                2. Reallocations will be recalculated based on the number of months remaining in the original 12-month period.

                                Reallocations from Fixed Accounts A, B, or the Variable Account, to Fixed Account C are prohibited. No loans or full or partial withdrawals are available from Fixed Account C.

     2.   REALLOCATION DATE
                                Reallocations from Fixed Account C will be transferred any time before the 29th day of each month. You may tell us in writing the date you want the reallocation to occur.

     3.   DISCONTINUING
          REALLOCATIONS FROM
          FIXED ACCOUNT C
                                If reallocations from Fixed Account C are discontinued prior to the end of the 12-month term, the remaining balance of Fixed Account C will be reallocated to Fixed Account A, unless you tell us differently.

D.   ALL OTHER REALLOCATIONS
                                Before the Start Date, you may make a written request to reallocate all or part of a Sub-Account's Accumulation Units to other Sub-Accounts or to Fixed Accounts A or B.

                                To accomplish this reallocation, the appropriate Accumulation Units will be redeemed and their value will be reinvested in other Sub-Accounts, or reallocated to Fixed Accounts A or B as directed in your request.


Form No. 13076 7-99                                                           14

--------------------------------------------------------------------------------
                                Subject to the restrictions in the following paragraph, after a Variable Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. This is done the same way and subject to the same conditions as reallocating Accumulation Units. However, we reserve the right to restrict these reallocations.

                                No reallocations to or from Fixed Accounts A, B or C may be made after the Start Date. In the event that part of the Contract Value is applied to purchase annuity payouts, the remaining Contract Value may be reallocated as described above for periods prior to the Start Date.

SECTION 7    WITHDRAWALS
--------------------------------------------------------------------------------
A.   GENERAL
                                If permitted by law, you may request a full or partial withdrawal by sending us a written request. We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on the date the withdrawal is taken.

                                The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request.

                                This amount, LESS any charges, will normally be sent to you within seven days of our receipt of your written request.

                                By law, we have the right to defer payment of withdrawals from the Fixed Account for up to six months from the date we receive your request.

B.   REQUIREMENTS FOR WITHDRAWALS
                                The IRS permits withdrawals of Purchase Payments made by salary reduction and earnings credited on those Purchase Payments only if you have:

                                1.      Reached age 59 1/2; or

                                2.      Separated from service (termination); or

                                3.      Died; or

                                4. Become disabled within the meaning of IRC Section 72(m)(7); or

                                5. Qualified for a hardship distribution under IRS regulations. If a hardship is shown, only the Purchase Payments may be withdrawn and no minimum value need be maintained.

                                You must take a loan before you take a hardship distribution if required by law and if a loan is available.

                                Under certain circumstances, withdrawals may be subject to IRS tax penalties.


Form No. 13076 7-99                                                           15

--------------------------------------------------------------------------------
                                This Section applies only to Purchase Payments made by salary reduction after December 31, 1988, to amounts transferred from IRC Section 403(b)(7) custodial accounts, and to earnings credited on either.


                                This Section does not apply to transfers to another qualified plan as provided in Section 7K. However, we require verification from a qualified plan that the funds will be transferred to that plan.

                                This Section does not apply to any transfer payments which are attributable to contributions made, and/or earnings credited, to another IRC
                                Section 403(b) tax sheltered annuity before January 1, 1989.

                                This Section does not restrict your ability to obtain a loan in accordance with Section 12 of this contract.

C.   ORDER OF WITHDRAWAL
                                For purposes of calculating withdrawal charges, we will take out Contract Earnings as of the Valuation Date next following our receipt of your request; then withdrawals will be taken from Purchase Payments on a first-in, first-out basis.

                                Contract Earnings are not available under a hardship distribution as described in Section 7B.

D.   WITHDRAWAL CHARGE
                                For any amounts withdrawn that are subject to the withdrawal charge, we calculate the withdrawal charge this way:

                                            Withdrawal charge =
                         Contract Value withdrawn allocable to Purchase Payments
                                                    X
                                     Withdrawal charge percentage(s)

                                The withdrawal charge percentage(s) is
                                determined from the Table of Withdrawal Charges shown on the Contract Data Page(s).

                                If you make Purchase Payments over the course of a Contract Year, these payments will be bundled together for the purpose of determining the withdrawal charge. For example, Purchase Payments made during year one, until the Contract Anniversary marking the beginning of year two, will all be considered to have been made at the start of year one for withdrawal charge calculation purposes.

                                In computing withdrawals, the withdrawal charge, if any, will be deemed a part of the withdrawal, but will not be received by you.

                                We will not apply the withdrawal charge to any portion of the unloaned Contract Value used to purchase an annuity payout.


Form No. 13076 7-99                                                           16

--------------------------------------------------------------------------------
E.   FULL WITHDRAWAL
                                For a full withdrawal of the Contract Value, we calculate the withdrawal value this way:

                                        Withdrawal value = Contract Value

                                        LESS Outstanding Loan Balance

                                        LESS withdrawal charge

                                        LESS Annual Contract Charge.

                                We will pay the withdrawal value to you in a lump sum, less any applicable taxes.

                                The Outstanding Loan Balance is subject to any applicable withdrawal charges. Withdrawal of the entire Contract Value will result in termination of the contract in accordance with Section 14A, and we have no further obligation.

F.   PARTIAL WITHDRAWAL
                                You may withdraw a portion of the unloaned
                                Contract Value. For a partial withdrawal, we calculate the withdrawal value this way:

                                        Withdrawal value = Contract Value
                                        withdrawn

                                        LESS withdrawal charge.

                                Some, or all, of the amount withdrawn may be eligible for a waiver of the withdrawal charge as described in Section 7H.

                                On a non-discriminatory basis, we reserve the right to impose a charge not to exceed $25 for each partial withdrawal and to limit the number of partial withdrawals you may make.

                                Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under Section 7G. Following a partial withdrawal, the remaining Contract Value must be at least the greater of A or B, where:

                                1.      A = $1,000; or

                                2.      B = Outstanding Loan Balance DIVIDED by
                                        85%

                                The Outstanding Loan Balance, withdrawal charges, and any applicable taxes will not be included in the amount payable to you.

                                Unless we agree otherwise, the withdrawal will be made on a pro rata basis from all unloaned portions of the Sub-Accounts and Fixed Account A and B.

G.   SYSTEMATIC WITHDRAWALS
                                You may make a written request to automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations.


Form No. 13076 7-99                                                           17

--------------------------------------------------------------------------------
                                The minimum amount of each systematic withdrawal may not be less than $300.

                                Systematic withdrawals, in excess of the amount you can withdraw without withdrawal charges, will be subject to withdrawal charges.

                                Systematic withdrawals will end:

                                1. When the election amount eligible for withdrawal falls below $300;

                                2. When the contract ends due to election of an annuity payout, full withdrawal of the contract, or death of any Owner; or

                                3. When you give us written notice to end this option.

H.   PARTIAL WAIVER OF
     WITHDRAWAL CHARGE
                                During any Contract Year, you may withdraw a portion of the Contract Value without a withdrawal charge. For each Contract Year, the amount you may withdraw without a withdrawal charge is the greater of:

                                1.      Earnings; or

                                2. Ten percent of Purchase Payments, as of the last Contract Anniversary, subject to withdrawal charges.

                                This amount can be taken in up to four
                                withdrawals per Contract Year.

                                If your first withdrawal exceeds this amount, the excess is subject to the withdrawal charge in Section 7D. If your first withdrawal equals this amount, other withdrawals during the Contract Year may be subject to the withdrawal charge in Section 7D.

                                If your first withdrawal is less than this amount, any portion available for withdrawal may be applied against no more than three additional withdrawals during the Contract Year. The maximum amount available for withdrawal remains subject to the limitations in Section 7E and 7F.

I.   TOTAL WAIVER OF
     WITHDRAWAL CHARGE

                                On a basis which does not discriminate among Owners of the same class, we reserve the right to waive withdrawal charges on full and partial withdrawals for anyone eligible for a withdrawal under Section 7B.


Form No. 13076 7-99                                                           18

--------------------------------------------------------------------------------
J.   REDUCTION IN
     WITHDRAWAL CHARGES
                                On a basis which does not discriminate among Owners of the same class, we reserve the right to reduce the withdrawal charges shown on the Contract Data Page(s).

K.   DIRECT ROLLOVER
     OR TRANSFER
                                The Distributee may tell us in writing to have a portion of Distributee's contract interest eligible for distribution paid by us as a direct rollover to:

                                1.      An individual retirement account
                                        described in IRC Section 408(a);

                                2.      An individual retirement annuity
                                        described in IRC Section 408(b); or

                                3.      Another annuity or custodial account
                                        described in IRC Section 403(b) that
                                        accepts direct rollovers, except in the
                                        case of a surviving spouse as
                                        Beneficiary.

                                This notice must be in writing and it must be in a form prescribed by us.

                                An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Distributee, other than:

                                1. Any distribution that is one of a series of substantially equal periodic payouts (not less frequently than annually) made for:

                                        a.      The life, or life expectancy, of
                                                the Distributee, or

                                        b.      The joint lives, or

                                        c.      The life expectancies of the
                                                Distributee and his or her
                                                Beneficiary, or

                                        d.      A specified period of 10 years
                                                or more;

                                2. Any distribution to the extent it is a required minimum distribution under IRC
                                        Section 403(b)(10); and

                                3. The portion of any distribution that is not includible in gross income.

                                In order to be eligible for a direct rollover, funds must be eligible for a distribution as described in Section 7B. This provision will be interpreted in accordance with IRC Section 403(b)(10), the regulations thereunder, and successor provisions thereto.

                                If eligible, the Distributee or your Beneficiary may request a transfer of withdrawal value to another annuity or custodial account described in IRC Section 403(b).

                                Eligible rollover distributions and transfers are subject to any applicable withdrawal charges.


Form No. 13076 7-99                                                           19

--------------------------------------------------------------------------------
L.   QUALIFIED DOMESTIC
     RELATIONS ORDER (QDRO)
                                As permitted by the Code, applicable regulations and subject to any applicable withdrawal charges, we may permit withdrawals to an alternate Payee pursuant to a QDRO described in IRC Section 414(p), as determined by the administrator for each plan.

M.   FEDERAL TAXES
                                Some or all of the withdrawal may be income on which you must pay tax.

                                We must report such income according to the tax laws; this may differ from the way we charge withdrawals against the contract for purposes of assessing withdrawal charges.

                                We may also be required to withhold taxes from amounts otherwise payable. In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.

SECTION 8    ANNUITY BENEFITS
--------------------------------------------------------------------------------
A.   APPLICATION OF CONTRACT VALUE
                                Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout or a Variable Annuity Payout or both. The portion of the Contract Value we apply will be considered a partial withdrawal for the purpose of calculating the death benefit.

                                If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $5,000, instead we may pay the withdrawal value in a lump sum.

                                We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on any Annuity Payout Date as required by law.

B.   ANNUITY PAYOUT OPTIONS
                                You may select an annuity payout by sending us a written request.

                                Your request must be received by us at least 30 days before the annuity payout is scheduled to begin.

                                If you have not selected a required minimum distribution payment method, we will provide an annuity payout option to you at age 85, unless you notify us otherwise in writing.


Form No. 13076 7-99                                                           20

--------------------------------------------------------------------------------
                                The following options are available for annuity payouts:

     OPTION ONE
          INSTALLMENTS FOR LIFE
          WITH OR WITHOUT A
          FIXED PERIOD CERTAIN
                                We will pay the proceeds in equal installments for as long as the Payee lives.

                                If a fixed period certain is chosen, we
                                guarantee to make payments for at least 120 months.

                                If the Payee dies before the end of the fixed period certain, we will pay the remaining guaranteed payments in accordance with Section 10.

                                For each $1,000 of Contract Value applied, the Annuity Payout Option One Table shows:

                                1.      The guaranteed minimum rate for each
                                        installment under a Fixed Annuity
                                        Payout; or

                                2.      The rate used to determine the first
                                        installment under a Variable Annuity
                                        Payout using an assumed yield of three
                                        percent.

                                The rate depends upon:

                                1.      Whether the 120-month fixed period
                                        certain is chosen; and

                                2.      The Payee's age on his/her birthday
                                        nearest the date the first installment
                                        is due.

     OPTION TWO
          JOINT AND SURVIVOR
          ANNUITY PAYOUT

                                We will pay the proceeds in equal installments for as long as either the Payee or the joint Payee is alive.

                                For each $1,000 of Contract Value applied, the Annuity Payout Option Two Table shows:

                                1.      The guaranteed minimum rate for each
                                        installment at various ages under a
                                        Fixed Annuity Payout; or

                                2.      The rate used to determine the first
                                        installment under a Variable Annuity
                                        Payout using an assumed yield of three
                                        percent.

     OPTION THREE
          OTHER FIXED AND VARIABLE
          ANNUITY PAYOUTS
                                We will pay the proceeds under any other Fixed and Variable Annuity Payouts that we may offer. Contact us for details.


Form No. 13076 7-99                                                           21

--------------------------------------------------------------------------------
C.   CHANGE OF ANNUITY PAYOUT DATE
                                Unless we agree otherwise, the first Annuity
                                Payout Date must be at least 60 days after the Issue Date. The first Annuity Payout Date is the first business day of the first calendar month in which an annuity payout will be made to you.

                                You may change the Start Date by giving us at least 30 days advance written notice.

D.   FREQUENCY AND
     AMOUNT OF PAYMENTS
                                Annuity payments will be made monthly unless we agree to a different payment schedule. We reserve the right to change the frequency of either Fixed or Variable Annuity Payouts so that each payment will be at least $100.

E.   FIXED ANNUITY PAYOUTS
                                The dollar amount of all payments is fixed during the entire period of annuity payouts, according to the provisions of the annuity payout option selected.

                                Guaranteed minimum annuity payout option one and two rates for Fixed Annuity Payouts are based upon three percent yearly interest and unisex rates derived from 1983 Mortality Table a.

                                Other Fixed Annuity Payout rates may be
                                available, but rates will never be less than those shown in the Annuity Payout Option One and Two Tables. Contact us for details.

                                In setting Fixed Annuity Payout rates, we consider many factors, including, but not limited to: investment yield rates; taxes; and contract persistency.

F.   PAYMENT OF PRESENT VALUE
                                Following the death of the Payee and any joint Payee under a Fixed Annuity Payout, we may offer the Beneficiary payment of the present value of the unpaid remaining payments if he/she chooses not to continue annuity payouts. If the present value is payable, we calculate it this way:

                                1.      We determine the number of unpaid
                                        remaining payments when we receive proof of death; and

                                2. We discount the remaining payments at the rate specified in the terms of the Fixed Annuity Payout supplemental contract.


Form No. 13076 7-99                                                           22

--------------------------------------------------------------------------------
G.   VARIABLE ANNUITY PAYOUTS
                                If you elect a Variable Annuity Payout, all or a portion of the Variable Account Contract Value is used to provide payments which:

                                1.      After the first payment, are not
                                        predetermined or guaranteed as to dollar amount; and

                                2.      Vary in amount with the investment
                                        experience of the Sub-Accounts.

                                Based upon the option chosen, the first payout is determined by the amount of the Contract Value used to provide the Variable Annuity Payout. The Contract Value is converted into a fixed number of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.

                                Reallocations among Sub-Accounts before the
                                Start Date are governed by Section 6.

H.   DETERMINATION OF THE FIRST
     VARIABLE ANNUITY PAYMENT
                                If you elect a Variable Annuity Payout, the Contract Value from a Sub-Account, less applicable taxes, will be applied to the applicable Annuity Payout Option Table. This will be done:

                                1.      On the Valuation Date immediately
                                        preceding the seventh calendar day
                                        before payouts begin; and

                                2. In accordance with the annuity payout option chosen.

                                The amount payable for the first payment for each $1,000 so applied under annuity payout options one and two based upon an assumed yield of 3%, are shown in the tables on pages 25 and 26.

I.   VARIABLE ANNUITY PAYOUTS
     AFTER THE FIRST ANNUITY PAYOUT
                                Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payouts is determined as follows:

                                1. The dollar amount of the first Variable Annuity Payout is divided by the Annuity Unit value as of the Valuation Date immediately preceding the seventh calendar day before the payouts begin. This result establishes the number of Annuity Units for each monthly annuity payout after the first payout. This number of Annuity Units remains fixed during the annuity payout period.


Form No. 13076 7-99                                                           23

--------------------------------------------------------------------------------
                                2.      The fixed number of Annuity Units is
                                        multiplied by the Annuity Unit value as
                                        of the Valuation Date immediately
                                        preceding the seventh calendar day
                                        before the date the payout is due. The
                                        result establishes the dollar amount of
                                        the payout.

                                We guarantee the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

J.   ANNUITY UNIT VALUES
                                For each Sub-Account, the Annuity Unit value was set at $10 when Accumulation Units were first converted into Annuity Units. Subsequent Annuity Unit values for any Valuation Period are equal to:

                                1.      The net investment factor for the
                                        Valuation Period for which the Annuity
                                        Unit value is being calculated;

                                2. MULTIPLIED by the Annuity Unit value for the preceding Valuation Period; and

                                3.      DIVIDED by the daily factor at the
                                        assumed yield not to exceed 5% (designed to offset the assumed yield used to determine the first payment) adjusted for the number of days in the Valuation Period.

                                NOTE: The net investment factor, the Annuity Unit value, and the daily factor vary from day to day, therefore, if you have any questions you should contact us at {800-426-7050}.

K.   EXCHANGE OF ANNUITY UNITS
                                After annuity payouts begin, Annuity Units of any Variable Sub-Account may be exchanged for units of any of the other Variable Sub-Accounts. This may be done no more than once a year. Once annuity payouts start, no exchanges may be made to or from any fixed annuity.


Form No. 13076 7-99                                                           24

--------------------------------------------------------------------------------

                 -----------------------------------------------
                              ANNUITY PAYOUT TABLE
                                   OPTION ONE
                  Installments for Life with or without a Fixed
                                 Period Certain
                                 Monthly Income
                        for Each $1,000 of Contract Value
                 -----------------------------------------------
                             FIXED PERIOD IN MONTHS
                 -----------------------------------------------
                     AGE            NONE             120
                 -----------------------------------------------
                     50             3.96            3.94
                 -----------------------------------------------
                     51             4.03            4.00
                 -----------------------------------------------
                     52             4.09            4.07
                 -----------------------------------------------
                     53             4.17            4.14
                 -----------------------------------------------
                     54             4.24            4.21
                 -----------------------------------------------
                     55             4.32            4.28
                 -----------------------------------------------
                     56             4.41            4.36
                 -----------------------------------------------
                     57             4.50            4.45
                 -----------------------------------------------
                     58             4.59            4.54
                 -----------------------------------------------
                     59             4.70            4.63
                 -----------------------------------------------
                     60             4.80            4.73
                 -----------------------------------------------
                     61             4.92            4.84
                 -----------------------------------------------
                     62             5.04            4.95
                 -----------------------------------------------
                     63             5.18            5.06
                 -----------------------------------------------
                     64             5.32            5.19
                 -----------------------------------------------
                     65             5.47            5.32
                 -----------------------------------------------
                     66             5.63            5.45
                 -----------------------------------------------
                     67             5.80            5.59
                 -----------------------------------------------
                     68             5.98            5.74
                 -----------------------------------------------
                     69             6.18            5.90
                 -----------------------------------------------
                     70             6.39            6.07
                 -----------------------------------------------
                 Instead of monthly installments, yearly, semi-annual or quarterly installments may be selected.

                 Amounts for ages not shown in this
                 table may be obtained on request.
                 ------------------------------------------------


Form No. 13076 7-99                                                           25

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              ANNUITY PAYOUT TABLE
                                   OPTION TWO
                           Joint and Survivor Annuity
                Monthly Income for Each $1,000 of Contract Value
--------------------------------------------------------------------------------
                                JOINT PAYEE'S AGE
--------------------------------------------------------------------------------
 PAYEE'S AGE      45          50          55         60         65        70
--------------------------------------------------------------------------------
     50          3.43        3.55        3.65       3.74       3.81      3.87
--------------------------------------------------------------------------------
     55          3.50        3.65        3.81       3.94       4.06      4.15
--------------------------------------------------------------------------------
     60          3.56        3.74        3.94       4.15       4.33      4.49
--------------------------------------------------------------------------------
     65          3.60        3.81        4.06       4.33       4.61      4.86
--------------------------------------------------------------------------------
     70          3.63        3.87        4.15       4.49       4.86      5.25
--------------------------------------------------------------------------------
Amounts for ages not shown in this table may be obtained upon request.
--------------------------------------------------------------------------------

SECTION 9    GENERAL PROVISIONS
--------------------------------------------------------------------------------
A.   BENEFICIARY CHANGE
                                You have the right to name an Irrevocable
                                Beneficiary on the application.

                                You may add a Beneficiary or change the
                                Beneficiary by written request during your lifetime if:

                                1.      The contract is in force; and

                                2.      We have the written consent of each
                                        Irrevocable Beneficiary.

                                If there is more than one Beneficiary, we pay them in equal shares unless you have requested otherwise in writing.

                                Any addition or change of Beneficiary should be sent to our Home Office.

                                The addition or change will take effect on the date you signed the request. But, it will not affect any payment or action we make before we receive and record that request.

B.   BENEFICIARIES
     SUCCESSION OF INTEREST
                                If no Beneficiary is named, or if no Beneficiary survives you, we will pay your estate.


Form No. 13076 7-99                                                           26

--------------------------------------------------------------------------------
                                If a Beneficiary survives you, but dies before receiving his/her full share, we will pay his/her share in the following order, unless you requested otherwise in writing:

                                1.      To any surviving Beneficiary, in the
                                        same class of Beneficiary;

                                2.      To any Contingent Beneficiary;

                                3.      To the Beneficiary's surviving spouse;

                                4. Equally to the Beneficiary's surviving children; or

                                5.      To the Beneficiary's estate.

C.   EFFECT OF LAW AND
     PLAN DOCUMENTS
                                This contract will be subject to and interpreted in conformity with the provisions, terms, and conditions of the tax-sheltered annuity plan document of which this contract is a part, if any, and with:

                                1. The terms and conditions of IRC Section 403(b), the regulations thereunder; and

                                2. Other applicable law (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, if applicable);

                                as determined by the plan administrator or other designated plan fiduciary or, if none, you.

D.   EVIDENCE OF SURVIVAL
                                We may require proof that a person is alive on the Required Distribution Date, the Start Date, or at any time thereafter.

E.   INCONTESTABILITY
                                This contract has a two-year contestable period running from its Issue Date. After this contract has been in force for two years from its Issue Date, we cannot claim that the contract is void unless the contract has been terminated in accordance with Section 14.

F.   INTEREST ON DEATH BENEFIT
                                Any death benefit paid under this contract from the Fixed Account will include interest from the Death Benefit Valuation Date until the death benefit is paid at a rate not less than that required by law. Any death benefit paid under this contract from the Variable Account will not include interest.


Form No. 13076 7-99                                                           27

--------------------------------------------------------------------------------
G.   MISSTATEMENT OF AGE
                                If your age is misstated, the Required
                                Distribution Date and/or the Start Date will be adjusted to reflect the true age.

                                If age has been misstated and payments have begun under a Fixed or Variable Annuity Payout, we will change the amounts payable to what the Payee is entitled to at the true age.

                                If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately.

                                We have the right to require proof of a Payee's age before we make payment under any Fixed or Variable Annuity Payout.

H.   NONPARTICIPATING
                                The contract does not share in our profits or surplus. No dividends are paid under this contract.

I.   NONTRANSFERABLE
                                This contract may not be transferred, sold, assigned, discounted or pledged either as collateral for a loan or security for the performance of an obligation or for any other purpose, to any person or entity other than us.

J.   PAYMENTS AND SETTLEMENTS
                                All payments and settlements we make are payable from our Home Office. We may require that this contract be returned before payments and settlements are made.

K.   PROOF OF DEATH
                                We accept any of the following as proof of death:

                                1.      A certified copy of a death certificate;

                                2. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

                                3.      Any other proof satisfactory to us.

L.   PROTECTION OF PROCEEDS
                                Payments we make under this contract:

                                1.      May not be assigned before they are due;
                                        and

                                2.      Except as permitted by law, are not
                                        subject to claims of creditors or legal
                                        process.


Form No. 13076 7-99                                                           28

--------------------------------------------------------------------------------
M.   TAX WITHHOLDING
                                We will withhold taxes from any payment made when required by law or regulation.

N.   YEARLY STATEMENT
                                At least once each Contract Year, we will send you a report showing the Contract Value and, if applicable, any Outstanding Loan Balance.

SECTION 10   PAYMENTS AT DEATH
--------------------------------------------------------------------------------
A.   GENERAL
                                At the Beneficiary's election, distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

B.   DEFINITION OF TERMS
     1.   ADJUSTED PURCHASE
          PAYMENT TOTAL
                                The initial Adjusted Purchase Payment Total is equal to the amount of the first Purchase Payment we receive. The Adjusted Purchase Payment Total is increased by the amount of each subsequent Purchase Payment. The Adjusted Purchase Payment Total is decreased by each Annual Contract Charge. For each partial withdrawal, the Adjusted Purchase Payment Total is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                1.      A is the Contract Value immediately
                                        after a partial withdrawal; and

                                2.      B is the Contract Value immediately
                                        before a partial withdrawal.

     2.   RESET CONTRACT
          ANNIVERSARY
                                The Reset Contract Anniversary is the last consecutive six-year anniversary date measured from the Issue Date.

     3.   RESET DEATH
          BENEFIT
                                On the Reset Contract Anniversary, the Reset
                                Death Benefit is equal to the Contract Value.

                                The Reset Death Benefit is increased by the amount of each Purchase Payment made after the Reset Contract Anniversary.


Form No. 13076 7-99                                                           29

--------------------------------------------------------------------------------
                                For each partial withdrawal taken after the Reset Contract Anniversary, the Reset Death Benefit is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                1.      A is the Contract Value immediately
                                        after the partial withdrawal; and

                                2.      B is the Contract Value immediately
                                        before the partial withdrawal.

C.   DEATH BENEFIT
     BEFORE THE START DATE
                                The amount of the death benefit is defined as follows:

                                1. If you die on or before the first day of the month following your 80th birthday, the death benefit is the greater of A, B, or C, less any Outstanding Loan Balance where:

                                        a.      A is the Contract Value on the
                                                Death Benefit Valuation Date; or

                                        b.      B is the Adjusted Purchase
                                                Payment Total; or

                                        c.      C is the Reset Death Benefit.

                                2. If you die after the first day of the month following your 80th birthday, the death benefit is the greater of A or B, less any Outstanding Loan Balance, where:

                                        a.      A is the Contract Value on the
                                                Death Benefit Valuation Date; or

                                        b.      B is the Adjusted Purchase
                                                Payment.

D.   DEATH BENEFIT VALUATION DATE
                                The Death Benefit Valuation Date is the
                                Valuation Date following the date we receive the later of:

                                1.      Proof of your death; or

                                2. The Beneficiary's written request in a form which we approve for:

                                        a.      A single sum payment; or

                                        b.      An annuity payout permitted by
                                                Code Section 401(a)(9).

E.   PAYMENT OF DEATH BENEFIT
                                If the Beneficiary elects a single sum payment of the death benefit, we will make payment within seven days after the Death Benefit Valuation Date.

                                If an annuity payout is requested, it may be any annuity payout:

                                1.      That could have been selected under
                                        Section 8; and

                                2.      Which is permitted by Code Sections
                                        401(a)(9), 408(b)(10), and the
                                        regulations thereunder.


Form No. 13076 7-99                                                           30

--------------------------------------------------------------------------------
F.   DEATH BENEFIT ON OR
     AFTER THE START DATE
                                On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.

SECTION 11   RESTRICTIONS ON DISTRIBUTIONS
--------------------------------------------------------------------------------
A.   GENERAL
                                This Section restricts how distributions may be made under the contract both before and after your death. It refers to IRC Sections 401(a)(9) and 403(b)(10) and modifies any other provision in the contract to the contrary.

B.   REQUIRED DISTRIBUTIONS
     WHILE LIVING
                                You must elect payments under Section 7, Section 8, or a combination of both, that commence on or before the Required Distribution Date. These payments are payable in substantially equal amounts, no less frequently than annually. Your entire interest in the contract must be distributed in the following manner:

                                1.      In one lump sum;

                                2.      Over your life;

                                3.      Over your life and the life of your
                                        Beneficiary;

                                4. Over a period certain not exceeding your life expectancy; or

                                5. Over the joint and last survivor life expectancy of you and your Beneficiary.

                                If your entire interest is to be distributed in other than one lump sum, then the amount to be distributed each year (commencing with the Required Distribution Date and each year thereafter) will be determined in accordance with IRC Section 403(b)(10) and the regulations thereunder.

C.   REQUIRED DISTRIBUTION
     UPON DEATH
                                If you die after distribution of your entire interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used immediately preceding your death.


Form No. 13076 7-99                                                           31

--------------------------------------------------------------------------------
                                If you die before distribution has commenced (or distribution has commenced for only a portion of your interest) the death benefit must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

                                However, proceeds which are payable to a Beneficiary who is a natural person may be distributed in substantially equal installments over his or her lifetime, or a period certain not exceeding the life expectancy of the Beneficiary. This distribution must commence not later than December 31 of the calendar year following the calendar year in which your death occurred.

                                If the sole Beneficiary is your surviving spouse, he or she may elect to receive equal, or substantially equal, payments over his or her life or life expectancy. This election must be made by your surviving spouse no later than December 31 of the calendar year in which the fifth anniversary of your death occurs. These payments commence at any date prior to the date on which you would have reached age 70 1/2.

                                Payments will be calculated in accordance with IRC Section 401(a)(9), 403(b)(10) and the regulations thereunder.

                                For the purposes of this requirement, any amount paid to your child will be treated as if it had been paid to your surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

D.   MINIMUM INCIDENTAL
     DEATH BENEFIT REQUIREMENT
                                If your spouse is not the Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within your life expectancy. This method of distribution must comply with the requirements of IRC Section 401(a)(9), 403(b)(10) and the regulations thereunder.

E.   LIFE EXPECTANCY
                                For purposes of this Section, life expectancy and joint and last survivor life expectancy will be determined by use of the expected return multiples in Tables V and VI of Treasury Regulation 1.72-9 in accordance with IRC Section 403(b)(10) and the regulations thereunder.

                                In the case of distributions under Section 11B, your life expectancy or, if applicable, the joint and last survivor life expectancy of you and your Beneficiary, will be initially determined on the basis of attained ages in the year you reach age 70 1/2.


Form No. 13076 7-99                                                           32

--------------------------------------------------------------------------------
                                In the case of distributions under Section 11C, life expectancy will be initially determined on the basis of the Beneficiary's attained age in the year distributions are required to commence.

                                Unless you (or your spouse) elect otherwise, prior to the date distributions are required to commence, your life expectancy and, if applicable, your spouse's life expectancy will be recalculated annually. This calculation is based on attained ages in the year for which the required distribution is being determined.

                                The life expectancy of a non-spouse Beneficiary will not be recalculated.

                                In the case of a distribution other than in the form of life income or joint life income, the annual distribution required to be made by the Required Distribution Date is for the calendar year in which you reach age 70 1/2.

                                Annual payments for subsequent years, including the year in which the Required Distribution Date occurs, must be made by December 31 of each year.

                                The amount distributed for each year will equal or exceed the annuity value as of the close of business on December 31 of the preceding year, divided by the applicable life expectancy or joint and last survivor life expectancy.

SECTION 12   LOANS
--------------------------------------------------------------------------------
A.   GENERAL
                                Before the Start Date, you may ask us in writing for a cash loan using the contract as security.

                                You will be required to complete a loan
                                application.

                                We will loan you up to the withdrawal value, less an amount representing annual loan interest, provided such amount does not exceed the maximum loan amount set by law.

                                Loans must be for a minimum of $1,000. On a non-discriminatory basis, we reserve the right to:

                                1. Charge a loan service fee not to exceed $25 for each loan; and

                                2.      Restrict loans in the first Contract
                                        Year and after you reach age 70 1/2.

                                        We have the right to delay payment for
                                        up to six months.

B.   SECURITY OF LOAN
                                An amount of Contract Value equal to the amount of a loan will be segregated within Fixed Account A as security for the loan.


Form No. 13076 7-99                                                           33

--------------------------------------------------------------------------------
                                Amounts held as security for the loan will be reallocated to Fixed Account A Contract Value from the unloaned portion of the Contract Value of Fixed Accounts A and B and the Variable Account Contract Value on a pro rata basis.

                                Amounts equal to the portion of the loan reallocated from the Sub-Accounts of the Variable Account Contract Value to Fixed Account A are valued on the next Valuation Date following our receipt of your written request for a loan. This will reduce the Variable Account Contract Value.

                                Amounts segregated to secure the loan are not treated as reallocations for the purpose of the reallocation charge or the limit on the number of reallocations in a Contract Year.

C.   REPAYMENT OF LOAN
                                Loans will be repaid in substantially equal monthly installments over a period not to exceed five years. You may take up to 20 years to repay the loan if the loan is used to purchase your principal residence.

                                All repayment amounts will reduce the
                                Outstanding Loan Balance by the amount of each payment. Repayments will be allocated in the same manner as Purchase Payments in Section 3C.

                                If any installment is 90 days in arrears, the loan will be due and payable at once, without notice to you.

                                We will repay the loan using a partial
                                withdrawal. We will deduct the Outstanding Loan Balance and applicable withdrawal charges from the Contract Value, unless such a distribution is prohibited by law. In the event such a distribution is prohibited by law, we will treat the Outstanding Loan Balance as permitted by the Code.

                                Even if not in default, any Outstanding Loan
                                Balance and applicable withdrawal charges will not be included in the amount available under the contract for payment upon death, withdrawal, or purchase of an annuity payout.

                                If at any time, the Outstanding Loan Balance equals or exceeds the withdrawal value, less applicable taxes, the contract may terminate without value. We will use the Contract Value to repay the Outstanding Loan Balance, applicable withdrawal charges and taxes.

                                We have a prior lien against the contract for any money owed to us under it. Our lien is superior to the claim of any assignee or other person.

D.   INTEREST
                                We may charge up to eight percent interest in arrears on loans. But, we have the right to charge a lower rate of interest. The interest rate will never be less than five and one-half percent in arrears.


Form No. 13076 7-99                                                           34

--------------------------------------------------------------------------------
                                Interest on the loan is included in each monthly repayment. If the contract terminates, a pro rata amount of interest will be due based upon the monthly interest accrued to date.

                                The portion of the Contract Value which is security for the loan may earn less interest than is credited to the unloaned portion, but it will never earn less than the guaranteed rate of three percent.

                                A loan may affect the interest credited to the Fixed Account in the future, either up or down.

E.   TAX CONSEQUENCES
                                If the loan requirements are not satisfied, or if your interest in the contract terminates while a loan is outstanding, the Outstanding Loan Balance:

                                1.      Will be treated as a taxable
                                        distribution;

                                2.      May be subject to a penalty tax; and

                                3.      The treatment of the contract under IRC
                                        Section 403(b) may be adversely
                                        affected.

                                You should seek tax and legal advice before requesting a loan.

SECTION 13   AMENDMENT AND DISCLAIMER
--------------------------------------------------------------------------------
A.   AMENDMENT
                                We reserve the right to amend this contract in order to include any future changes relating to this contract's remaining qualified for treatment as an annuity contract under the following:

                                1.      The Code; and

                                2.      IRS rulings and regulations; and

                                3. Any requirements imposed by the Internal Revenue Service.

B.   DISCLAIMER
                                We will be under no obligation for any of the following:

                                1. To determine whether a Purchase Payment, loan, distribution or transfer under the contract complies with the provisions, terms and conditions of each plan or with applicable law;

                                2.      To administer such plan, including,
                                        without limitation, any provisions
                                        required by the Retirement Equity Act of 1984; or

                                3. For any tax penalties owed by any party resulting from failure to comply with the Code and IRS rulings, regulations, and requirements applicable to this contract.


Form No. 13076 7-99                                                           35

SECTION 14   TERMINATION
--------------------------------------------------------------------------------
A.   TERMINATION
                                This contract will end on the earliest of the following:

                                1.      When the entire withdrawal value is
                                        withdrawn on or before the Start Date;

                                2.      When the Contract Value is paid in a
                                        lump sum as the death benefit before the Start Date; or

                                3.      If permitted by law, when the
                                        Outstanding Loan Balance is equal to or
                                        greater than the Contract Value less
                                        applicable withdrawal charges.

                                In addition, if:

                                1. You have not made any Purchase Payments for a period of two full years; and

                                2. The guaranteed monthly benefit under the life annuity with payments for 10 or 20 years would be less than $20 per month when you reach age 71, or at the end of Contract Year 12, whichever is later;

                                then, we may terminate the contract by payment of the current withdrawal value.

                                This payment may be made to:

                                1.      You, if you qualify under Section 7B;

                                2.      Another insurance company issuing an IRC
                                        Section 403(b) contract; or

                                3.      A custodial account for regulated
                                        investment company stock that qualifies
                                        under IRC Section 403(b).


Form No. 13076 7-99                                                           36

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Form No. 13076 7-99

--------------------------------------------------------------------------------
FLEXIBLE PREMIUM INDIVIDUAL DEFERRED ANNUITY CONTRACT

Nonparticipating

VARIABLE AND/OR FIXED ACCUMULATION

VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS



NOTICE: To make Purchase Payments, make a claim, or exercise your rights under this contract, please write or call us at:

                            {Northern Life Insurance Company
                            P.O. Box 12530
                            Seattle, Washington 98111-4530
                            (800) 426-7050}

                            {Reliastar Service Center
                            P.O. Box 505
                            Minot, North Dakota 58702-5050
                            (877) 844-5050}



Please include your contract number in all correspondence.



{NORTHERN LIFE INSURANCE COMPANY
A Stock Company
1501 4th Avenue
Suite 1000
Seattle, WA 98101-3620}

{Reliastar Service Center
2000 21st Avenue NW
Minot, North Dakota 58703}


Form No. 13076 7-99